by

Discussion Materials Prepared

for

November 2003

Table of Contents

Section

Tab

Executive Summary

I

Summary of the Proposed Transaction

II

Company Overview

III

Overview of Valuation Methodologies

IV

Sample Fairness Opinion Letter

V

Appendix

Overview of BB&T Corp. and BB&T Capital Markets

A

Furnishings Industry Valuation Overview

B

BBTCM Furnishings & Consumer Durables Group Overview

C

I. Executive Summary

Executive Summary

Overview of BB&T Capital Markets (BBTCM)

BB&T Corporation (NYSE: BBT), headquartered in Winston-Salem, N.C., is currently the
11th largest U.S. bank holding company based on assets in excess of $91 billion and has a total market capitalization of over $21 billion.

BB&T Capital Markets is a full-service investment bank with 237 professionals dedicated to providing middle-market companies a complete array of financial products, solutions and expertise.

The BBTCM Furnishings & Consumer Durables Group provides investment banking, merger & acquisition advisory, and equity research services to a wide range of companies within the furnishings industry.

Since 1998, BBTCM has written 27 fairness opinions for M&A transactions with a total aggregate deal value in excess of $1.1 billion. We provided a fairness opinion to
Chesapeake Financial Shares, Inc. in 2003 regarding a reverse stock split take private transaction. Additionally, we are currently working on three pending M&A transactions that will likely involve the issuance of fairness opinions.

Executive Summary

Overview of BBTCM’s role

BB&T Capital Markets was hired by The Keller Manufacturing Company, Inc. in order to:

provide a valuation as to the equity value of the Company (therefore deriving the equity value of the fractional shares to be bought from existing shareholders by the
Company) in order to affect a going private transaction, and deliver to the Company an opinion as to the fairness from a financial point of view of the consideration to be received by the fractional shareholders of the Company in the Transaction.

II. Summary of the Proposed Transaction

- Going Private -

Go-Private Overview

Public Company currency will no longer be available

This transaction is not an exit strategy - management will increase stake, not cash out

Allows existing management to execute turn-around business plan without scrutiny of public markets

Relieves the Company of public reporting, investor relations responsibilities and related expenses

Decreases exposure to liabilities associated with Sarbanes Oxley

Increases ownership of remaining shareholders

Going Private - Pros and Cons

Advantages

Considerations

Go-Private Overview

Overview of Reverse Split to Go-Private Transactions

The number of companies that are choosing to go private through the reverse split method has been increasing in recent months as it is an attractive option, particularly for smaller companies with small shareholder bases

(1) Source: www.otcbb.com and www.nasdaqtrader.com; Based on de-listings resulting from reverse stock splits as reported on the Daily List

(2) 2003 Year to Date includes 4 pending transactions

Number of Reverse Stock Split Go Private Transactions (1998 - 2003 YTD) (1)

4

2

0

4

3

18

1999

2000

2001

2002

2003 YTD (2)

Go-Private Overview

Overview of Reverse Split to Go-Private Transactions

The reverse split approach to going private entails the board setting a sizable split ratio (i.e., 750 to 1 or
500 to 1 shares) to cash out holders with less than one share, thus reducing the shareholders of record to less than 300

The split is affected by a charter amendment and may trigger appraisal rights, depending on the state of incorporation

After the split, the shareholders that own fractional shares are paid cash for their holdings:

Cash is paid immediately after the reverse split becomes effective

Cash per share amount is based on pre-split price determined by the Board of Directors

Holders generally receive a premium over the market price at announcement

As in a traditional go-private transaction, the Board of Directors or a special committee to the board hires a financial advisor to perform several duties including:

Advising on the premium to be paid to cash out fractional shareholders

Provide a fairness opinion to the Board of Directors

Source: Thomson Venture Economics

Go-Private Overview

Going Private Process

Engage a financial advisor to provide a Fairness Opinion as well as advisory services

Work with counsel to determine most appropriate legal structure based on state laws

Determine number of shareholders of record as well as each holder’s ownership position

Determine the reverse split ratio necessary to bring the total number of shareholders of record comfortably below the 300 shareholder level

Determine appropriate price to offer cashed-out holders

Financial Advisor issues Fairness Opinion

Board approves the offer

Offer is announced

13e-3 is filed with the SEC

Pending SEC approval, enact reverse split and distribute cash to cashed-out holders

Once number of holders is under 300, file Form 15 and cease public filings immediately

Going Private (Reverse Split) - Process

BB&T Capital Markets advised Chesapeake on the reverse
stock split and issued a fairness opinion to the Board of
Directors as to the fairness of the transaction to all
shareholders from a financial perspective

BB&T Capital Markets conducted a thorough analysis
including, but not limited to, the following:

Implied premium analysis

Dividend Discount Analysis

Comparable Company Analysis

Pro Forma Tender Analysis

Reverse/forward split structure used to minimize total
cash cost to Chesapeake

Only shareholders owning < 500 shares are liquidated

Transaction funded with proceeds received from the
private placement of $10 million in trust preferred
securities on 12/19/02

Additional capital beyond “cash-out” used to maintain
bank regulatory status and to support growth

Primary reasons cited for the transaction was to reduce
“public company expenses” and the burden of complying
with SEC regulations

BB&T Capital Markets’ Role

Transaction Summary

Transaction Analysis

Notes on the Transaction

Go-Private Overview

Case Study: Chesapeake Financial Shares, Inc.

$34,782,129

Implied Equity Value @ $27.00 per share:

$2,379,000

Total Transaction Cost to Chesapeake:

6.8%

43.9%

41.1%

Insider Ownership

(10.1%)

$21,289,474

$23,669,000

Shareholders' Equity

(47.5%)

240

457

Shareholders of Record

(6.5%)

1,205,000

1,288,227

Shares Outstanding

(Decrease)

Transaction

Transaction

% Increase

Post-

Pre-

7

Going-private transaction originally announced 8/30/02

Reverse/forward stock split completed 2/27/03 following a
proxy solicitation and approval by a majority of
shareholders

1 for 500 reverse split followed by 500 for 1 forward
split

Shareholders owning fewer than 500 shares cashed out
at $27.00 per share (18.7% premium from announce
date)

Shareholders of record reduced to approximately 240,
allowing the Company to de-list its equity and “go private”

III. Company Overview

Growth in Assets   (In Millions)

Company Overview

Historical Income Statements

8

($ in 000s, except per share data)

Fiscal Years Ended December 31,

Nine Months Ended Sept. 30,

Latest Twelve

2000

2001

2002

(1)

2002

2003

(2)

Months (LTM)

Net Sales

(3)

$55,215

$43,283

$35,869

$27,845

$18,077

$26,101

% growth

       --

(21.6%)

(17.1%)

       --

(35.1%)

       --

Cost of Sales

43,406

38,649

34,580

25,448

17,865

26,996

Gross Profit

$11,809

$4,634

$1,289

$2,397

$213

($895)

% of net sales

21.4%

10.7%

3.6%

8.6%

1.2%

(3.4%)

Selling, General & Administrative

(4)

6,959

6,766

6,151

4,764

3,549

4,936

Adjusted EBITDA

$4,851

($2,132)

($4,862)

($2,367)

($3,336)

($5,831)

% of net sales

8.8%

(4.9%)

(13.6%)

(8.5%)

(18.5%)

(22.3%)

Depreciation & Amortization

1,589

1,471

1,334

996

839

1,176

Operating Income (Loss)

$3,261

($3,603)

($6,195)

($3,363)

($4,175)

($7,007)

% of net sales

5.9%

(8.3%)

(17.3%)

(12.1%)

(23.1%)

(26.8%)

Interest Income (Expense), net

40

19

54

35

34

53

Other Income (Expense)

103

57

25

100

(241)

(316)

Income (Loss) Before Income Taxes

3,404

(3,527)

(6,116)

(3,228)

(4,382)

(7,270)

Income Tax Expense (Benefit)

(5)

1,382

(1,277)

(2,268)

(1,230)

(1,753)

(2,791)

Net Income (Loss)

$2,022

($2,250)

($3,849)

($1,998)

($2,629)

($4,480)

% of net sales

3.7%

(5.2%)

(10.7%)

(7.2%)

(14.5%)

(17.2%)

Net Income Per Common Share

(6)

$0.36

($0.40)

($0.71)

($0.38)

($0.49)

($0.82)

Basic & Diluted Weighted Average

Shares Outstanding

5,611

5,566

5,385

5,241

5,397

       --

(1) Excludes restructuring charge of $695,759

(2) Excludes impairment of fixed assets of $2,850,129, impairment of inventory of $336,150, and loss on disposal of fixed assets of $420,833 in Q3 2003

(3) Excludes $380,000 one time charge for establishment of a sales returns and warranty reserve in Q3 2003

(4) Excludes one time charge for increase to bad debt allowance of $167,433, adjustment for overaccruals of $277,930, and other miscellaneous adjustments of $24,164 in Q3 2003

(5) Assumes tax rate of 40% to adjust income taxes for exclued restructuring charge in 2002; assumes tax rate of 40% to calcluate income tax benefit in Q3 2003

(6) Adjusted for non-recurring items set forth above

Company Overview

Historical Balance Sheets

(1) Includes $1,267,005 deferred tax liability as of 12/30/01; $1,339,255 accrued pension liability, $241,989 deferred tax liability, and $107,890 other long-term liabilities as of 12/30/02; and $1,426,622 accrued pension liability and $38,580 other long-term liabilities as of 9/30/03.

9

($ in 000s, except per share data)

As of December 30,

2001

2002

As of Sept. 30, 2003

Cash & Equivalents

$2,591

$3,172

$1,010

Short-term investments

-

1,253

3,274

Accounts Receivable, net

5,478

3,808

3,028

Inventories

13,826

9,789

7,461

Deferred Taxes

527

897

725

Income Taxes Receivable

1,576

2,302

273

Other Current Assets

158

183

90

Total Current Assets

$24,157

$21,404

$15,860

Property, Plant & Equipment, net

10,051

8,490

4,837

Other Assets

1,776

661

595

Total Assets

$35,983

$30,556

$21,292

Accounts Payable

$525

$660

$575

Accrued Liabilities

1,402

2,026

1,835

Other Current Liabilities

994

1,424

1,240

Total Current Liabilities

$2,921

$4,110

$3,650

Deferred Taxes

1,267

242

-

Other Long-Term Liabilities

-

1,447

1,465

Total Liabilities

$4,188

$5,799

$5,115

Total Stockholders' Equity

$31,795

$24,756

$16,177

Total Liabilities & Stockholders' Equity

$35,983

$30,556

$21,292

Measures:

Days in Accounts Receivable

46

39

43

Days in Accounts Payable

5

7

8

Inventory Turnover, Days in COGS

131

103

101

Price As of

Since May 9, 1997

Since November 4, 2002

11/03/2003

Avg. Daily Volume

High

Low

% Change

Avg. Daily Volume

High

Low

% Change

$3.65

3,960

$20.00

$2.20

(56.2%)

8,132

$3.95

$2.20

25.9%

10

11/03/03 Price:
$3.65

Company Overview

Historical Stock Price Performance - All Trading Dates

0

50,000

100,000

150,000

200,000

250,000

300,000

350,000

400,000

450,000

$0.00

$4.00

$8.00

$12.00

$16.00

$20.00

5/6/02 - Q1’02 Sales down
16% from Q1’01; net loss
of $0.13 per share

8/25/03 - Announced plans to
consolidate Corydon, IN
facility into New Salisbury,
IN facility

8/8/03 - Announced
reorganization of Keller
management team

3/10/03 - Gross profit margin
of 3.6% for 2002, down from
10.7% in 2001

11/2/02 - Q3’02 sales down 29%
and gross profit margin down
72% from Q3’01

9/16/02 - Announced
closing of Culpeper, VA
facility in late Nov. 2002

3/1/02 - 2001 annual sales
down 22% from 2000

Company Overview

Historical Stock Price Performance - Last Two Years

0

50,000

100,000

150,000

200,000

250,000

300,000

350,000

400,000

450,000

$1.50

$2.00

$2.50

$3.00

$3.50

$4.00

$4.50

Company Overview

Two-Year Volume Analysis by Price Range

Current
Stock Price

11/03/03

$3.65

$3.61 - $3.95

$3.26 -  $3.60

$2.90 - $3.25

$2.55 - $2.89

$2.20 - $2.54

600,000

500,000

400,000

300,000

200,000

100,000

-

21.7%

25.0%

22.7%

14.4%

16.2%

12

% of Total

% of Total

Cumulative

Trading

Days in

Days

Trading

Trading

Days in

% of

Trading

% of

Range

Range

Traded

Volume

Volume

Range

Total

Volume

Total

$2.20 -  $2.54

189

37.4%

758,900

25.0%

189

37.4%

758,900

25.0%

$2.55 -  $2.89

67

13.3%

659,900

21.7%

256

50.7%

1,418,800

46.7%

$2.90 -  $3.25

153

30.3%

689,400

22.7%

409

81.0%

2,108,200

69.4%

$3.26 -  $3.60

61

12.1%

438,100

14.4%

470

93.1%

2,546,300

83.8%

$3.61 -  $3.95

35

6.9%

490,800

16.2%

505

100.0%

3,037,100

100.0%

505

100.0%

3,037,100

100.0%

IV. Overview of Valuation Methodologies

In developing a Per Share Equity Valuation range for Keller Manufacturing, BBTCM will use the following methodologies:

Comparable Companies Analysis.  We will identify a selection of peer group companies approximately similar to Keller in terms of products, distribution, financial characteristics and other considerations and apply their financial multiples to the operating results and projections of Keller in order to obtain an implied valuation for the Company. The comparable companies analysis focuses on  Casegoods Furnishings Manufacturers.

Comparable Transactions Analysis.  We will analyze and review comparable purchase prices recently paid for other companies generally similar in characteristics to Keller including both strategic acquisitions and financial buyer transactions in the Home Furnishings Industry.  We will apply the “take-out” multiples paid for these businesses to Keller’s most recent operating results.

Premiums Paid Analysis - We will analyze the premiums paid at announcement over historical stock prices for publicly-traded companies acquired.  These premiums will be applied to Keller’s stock price.

Orderly Liquidation Value Analysis.  We will perform an orderly liquidation value on the
Company to determine an implied liquidation value.

Discounted Cash Flow Analysis. Upon receiving management’s projections we will perform a discounted cash flow analysis which values Keller based on the net present value of its projected cash flows plus the present value of its terminal value (using today’s cash flow multiples in the
Industry as a benchmark).

Overview of Valuation Methodologies

Valuation Methodology

Casegoods Furnishings Manufacturers - manufacturers of residential casegoods furniture primarily sold through company-owned, chain or independent retail channels

Similarities between Furnishings Manufacturers and  Keller include:

-  designs, markets and distributes home furnishings

-  distribution to retail

The following companies will be used in our analysis:

-  Bassett Furniture Industries, Inc.           -  Hooker Furniture Corp.

-  Chromcraft Revington, Inc.                           -  La-Z-Boy, Inc.

-  Ethan Allen Interiors, Inc.                               -  Shermag, Inc.

-  Furniture Brands International                   -  Stanley Furniture Co.

Overview of Valuation Methodologies

Comparable Companies Analysis - Overview of Casegoods Furnishings Manufacturers

The following comparison of company capitalization, size, and profitability illustrates how
Keller compares to the median of the public Casegoods Furnishings Manufacturer Group

Comparison of Keller to the Median Public Casegoods Furnishings Manufacturer Group (1)

($ in millions)

(1) Financial information is for the latest twelve months and adjusted for non-recurring items; for Keller, this is the twelve months ended Sept. 30, 2003

(2) As a percentage of revenue

Overview of Valuation Methodologies

Comparable Companies Analysis  - Public Casegoods Furnishings Manufacturers

15

Median of Public Company

Keller Manufacturing Co.

(1)

Comparable Universe

Comment

Capitalization

Net Debt to Total Capital

NM

25.3%

With no debt on its books, Keller is significantly less

Net Debt to EBITDA

NM

1.2x

leveraged than the comparable companies.

Size

Revenue

$26.1

$299.2

Keller is significantly smaller than its publicly-traded

EBITDA

($5.8)

$35.4

furnishings peers in terms of revenues. Keller is also not

EBIT

($7.0)

$28.2

profitable.

Net Income

($4.5)

$16.3

Historical Growth

(2)

2-Year Sales CAGR

(19.4%)

(1.8%)

Keller's revenues have declined more rapidly than the

2-Year EBIT CAGR

NM

1.4%

public comparables. Additionally, Keller has become

2-Year Net Income CAGR

NM

0.6%

unprofitable over the 2-year horizon considered here.

Profitability

(2)

EBITDA %

(22.3%)

11.7%

Keller is significantly less profitable than its

EBIT%

(26.8%)

9.3%

publicly-traded furnishings peers.

Net Income %

(17.2%)

5.3%

Overview of Valuation Methodologies

Comparable Transactions Analysis - Overview

In developing a comparable group of transactions, we will focus on acquisitions of
Casegoods Furnishings Manufacturers

Casegoods Furnishings Manufacturers:

Some of the target companies were private in these deals, therefore the transaction data points are unavailable.  Examples of transactions that occurred in 2002 with undisclosed financial information include (Acquirer / Target):

Shermag / Jaymar (May 2003)

Wafra Partners / The Mitchell Gold Co. (April 2003) (1)

Thompson Street Capital Partners / Alan White (October 2002)

Code, Hennessey & Simmons / Berkline/Benchcraft (March 2002)

BBTCM identified seven recent furnishings transactions that disclosed some, if not all, relevant transaction data.  These transactions include (Acquirer / Target):

Flexsteel Industries, Inc. / DMI Furniture, Inc. (October 2003)

Hooker Furniture / Bradington-Young (January 2003)

Furniture Brands International / Henredon, Drexel-Heritage, Maitland-Smith (Dec. 2001)

Quad-C, Inc. / Pulaski Furniture Corp. (May 2000)

Citicorp Venture Capital / Conso International Corp. (Mar. 2000)

Wesco Financial (Berkshire Hathaway) / Cort Business Services (Feb. 2000)

La-Z-Boy, Inc. / Ladd Furniture Inc. (Jan. 2000)

(1) Although certain financial statements of The Mitchell Gold Co. were publicly disclosed, it is not possible to obtain true LTM operating data at the time of the transaction

The following comparison of company size and profitability shows how Keller compares to the median target company

Comparison of Keller to the Median Target Casegoods Furnishings Group (1)

($ in millions)

(1) Financial information is for the last twelve months of available operating data

(2) As a percentage of revenue

Overview of Valuation Methodologies

Comparable Transactions Analysis - Overview

17

Median

Keller Manufacturing Co.

(1)

Target Company

Comment

Size

Revenue

$26.1

$208.4

EBITDA

($5.8)

$20.8

Profitability

(2)

EBITDA %

(22.3%)

10.0%

Keller

is

significantly

smaller

in

revenue

size

and

substantially

less

profitable

relative

to

the

median

target

company.

Overview of Valuation Methodologies

Premiums Paid Analysis - Reverse Stock Splits - Last Twelve Months (1)

(1) Source: www.otcbb.com, Bloomberg, company filings and  relevant press releases; includes all available premiums greater than 0.0%

(2) Post split shares outstanding calculated by dividing pre-split shares by conversion ratio; may differ significantly in the case of a reverse split immediately followed by a forward split

(3) Premium based on last trading price before announcement

18

Date

Reverse Split

Pre-Split

Post-Split

Price Paid

Premium Paid

Effective

Company

Ticker

Exchange

Business Description

Ratio

Shares Out.

Shares Out.

(2)

Per Odd Share

Per Share

(3)

Pending

Siena Holdings, Inc.

SIEN

OTC BB

Owns undeveloped real estate

1 :

500,000

6,000,000

12

$1.41

34.3%

Pending

Tumbleweed, Inc.

TWED

Nasdaq

Restaurant chain operator

1 :

5,000

5,916,153

1,183

$1.10

15.8%

Pending

Cal-Maine Foods, Inc.

CALM

Nasdaq

Produces and sells fresh eggs

1 :

2,500

10,581,403

4,233

$7.35

33.2%

Pending

Deltona Corp.

DLTA

OTC BB

Develops planned communities in Florida

1 :

500,000

13,544,277

27

$0.40

60.0%

09/24/2003

PML, Inc.

PMLI

OTC BB

Supplies clinical microbiological products

1 :

150

1,982,495

13,217

$1.50

130.8%

09/23/2003

fashionmall.com, Inc.

FASH

OTC US

Sells fashion and apparel products

1 :

800,000

7,533,381

9

$0.54

9.1%

09/16/2003

Moyco Technologies, Inc.

MOYC

OTC BB

Manufactures and distributes abrasives,

slurries and polishing agents

1 :

170,000

5,094,076

30

$0.045

0.0%

08/20/2003

IFX Corp.

FUTR

OTC BB

Operates an Internet Protocol (IP) network

1 :

300

11,963,399

39,878

$0.12

287.1%

08/13/2003

Aviva Petroleum, Inc.

AVVP

OTC BB

Oil and gas exploration, development and

production

1 :

5,000

46,900,132

9,380

$0.03

0.0%

08/05/2003

Edison Control Corp.

EDCO

OTC BB

Designs, manufactures and distributes

concrete pumping systems

1 :

66,666

1,638,595

25

$7.00

16.7%

08/05/2003

First Commercial Bank

FCHI

OTC US

3 bank offices in Chicago

1 :

10,000

NA

NA

$229.11

NA

07/09/2003

Avery Communications, Inc.

AVYC

OTC BB

Outsourced customer care and billing

services

1 :

5,000

888,483

178

$1.27

49.4%

06/04/2003

QCF Bancorp, Inc.

QCFB

OTC BB

Holding company for Queen City Federal

Savings Bank

1 :

8,000

NA

NA

NA

NA

06/04/2003

INTRUST Financial Corp.

IFNC

OTC BB

Multi-bank holding company in Kansas

and Oklahoma

1 :

1,000

2,312,178

2,312

$152.00

15.2%

05/29/2003

Paris Corporation

PBFI

OTC US

Manufactures computer paper and other

paper products

1 :

2,500

NA

NA

NA

NA

02/28/2003

Chesapeake Financial

Shares, Inc.

CPKF

OTC BB

Holding company for Chesapeake Bank,

Chesapeake Financial Group, Inc. and

Chesapeake Insurance Agency, Inc.

1 :

500

1,288,227

2,576

$27.00

18.7%

02/10/2003

Cyberia Holdings, Inc.

CBHD

OTC US

Develops and builds interactive business

solutions for globally branded clients

1 :

500,000

30,000,000

60

NA

NA

01/31/2003

Whitney American Corp.

WHAM

OTC US

Environmental investigation and

engineering services

1 :

15,100

NA

NA

NA

NA

11/21/2002

First Bancorporation, Inc.

FLCW

OTC BB

Wisconsin & Minnesota based banks

1 :

3,700

NA

NA

NA

NA

11/15/2002

Base TEN Systems, Inc.

BASEA

OTC BB

Manufactures and distributes software

technology products

1 :

1,000

5,351,479

5,351

NA

NA

Median Premium

18.7%

(1) Includes only deals for which purchase price premiums were publicly available

(2) Source: Mergerstat; includes all deals within the stated parameters for which premiums were available

The following graph analyzes premiums paid in the following transactions:

Going private transactions effected by a reverse stock over the last 12 months (1)

Going private transactions under $50 million involving a financial buyer since
January 1, 2002 (2)

Going private transactions under $20 million involving a financial buyer since
January 1, 2002 (2)

Overview of Valuation Methodologies

Premiums Paid Analysis

19

30.0%

29.0%

18.7%

A

B

C

Overview of Valuation Methodologies

Orderly Liquidation Value

The following table outlines the typical advance rates that could be expected in an orderly liquidation scenario.

20

Further due diligence is necessary for all balance sheet accounts to determine the appropriate range of advance rates.

Fixed assets include property, plant and equipment at the Culpeper, Corydon and New
Salisbury facilities, as well as the YMCA land.

The Culpeper land and building is under contract for $2 million, expected to close in
November 2003

The YMCA land is expected to be sold in 2004 for approximately $500,000

The sale of the Corydon facility is expected to yield little or nothing

Assets

Cash and Cash Equivalents

100%

Accounts Receivable

75.0%

-

85.0%

Inventories

50.0%

-

65.0%

Fixed Assets, net

50.0%

-

70.0%

Liabilities

Accounts Payable

100%

Typical Advance Rates

Overview of Valuation Methodologies

Discounted Cash Flow Analysis

The discounted cash flow analysis (DCF) analyzes the projected future unlevered free cash flows for Keller and discounts them back to a present value using an appropriate rate. The present value of future cash flows is added to a terminal value, which is determined by applying a multiplier to the Company’s projected EBITDA at the end of the forecast horizon and discounting that value back to the present.

Key assumptions in the DCF analysis include:

Keller’s projected financials - BBTCM will rely on management’s estimates for 2003 and 2004;
BBTCM will develop projections beyond 2004 with management’s input and approval

Terminal EBITDA multiple - A range of applicable exit multiples will be determined based on the trading multiples of comparable public companies

Weighted Average Cost of Capital (WACC) - An appropriate discount rate will be calculated using the Capital Asset Pricing Model combined with data from Ibbotson Associates.

Unlevered free cash flow is used to measure the value of the Company to all providers of capital, regardless of capital structure, and is defined as net income plus depreciation and amortization plus change in deferred taxes and other non-cash charges plus after-tax interest expense less capital expenditures less changes in working capital.

BBTCM will consider many quantitative and qualitative factors in developing a valuation range for Keller Manufacturing, and we may adjust the emphasis placed on each of the following methodologies accordingly:

Comparable Companies Analysis.  This analysis must address Keller’s size and profitability relative to the comparable companies set. Currently, Keller is significantly smaller in terms of revenues than the comparable companies, and Keller is not profitable.

Comparable Transactions Analysis.  This analysis relies on actual data from historical transactions, and therefore it may not necessarily reflect current market valuations.

Premiums Paid Analysis. This analysis is based on a single point in time before announcement of a transaction. In our valuation of Keller, we must also review the Company’s stock trading data for a period of time prior to any announcement of the transaction.

Orderly Liquidation Value Analysis.  This analysis will require further due diligence to assign reasonable advance rates to Keller’s balance sheet items.

Discounted Cash Flow Analysis. This analysis is highly dependent on certain assumptions, including financial projections provided by or reviewed by Keller’s senior management.
Additionally, this analysis determines a theoretical value for Keller’s future cash flows, which may or may not be corroborated by the market.

Overview of Valuation Methodologies

Summary of Valuation Methodologies

V. Sample Fairness Opinion Letter

Corporate Finance 909 East Main Street (23219) P.O. Box 1575 Richmond, VA 23218-1575

August 30, 2002

Board of Directors
Chesapeake Financial Shares, Inc.
Kilmarnock, Virginia 22482

Madame and Gentlemen:

        You have asked us to render our opinion relating to the fairness, from a financial point of view, to the shareholders of Chesapeake Financial Shares, Inc. (“Chesapeake”) of the cash consideration to be paid to certain shareholders of Chesapeake’s common stock in connection with a proposed going-private merger transaction of the Company (the “Transaction”) pursuant to and in accordance with the terms of a Merger Agreement (the “Agreement”).

        You have advised us that, pursuant to the Agreement, Chesapeake Merger Corp., formed for the sole purpose of effecting the merger, will be merged with and into Chesapeake, which will be the surviving corporation. When the merger becomes effective, each outstanding shareholder owning less than 500 shares of Chesapeake’s common stock (excluding shares held by Chesapeake’s shareholders who have perfected their dissenters’ rights of appraisal) will be converted into the right to receive cash in the amount of $27.00 per share. All other shares not so converted will continue to be outstanding after the merger.

        In developing our opinion, we have, among other things, reviewed and analyzed: (1) the Agreement; (2) the Proxy Statement; (3) Chesapeake’s annual reports to stockholders and its financial statements for the three years ended December 31, 2001; (4) Chesapeake’s unaudited financial statements for the six months ended June 30, 2002 and 2001, and other internal information relating to Chesapeake prepared by Chesapeake’s management; (5) information regarding the trading market for Chesapeake common stock and the price range within which the stock has traded; (6) certain publicly available business and financial information related to Chesapeake as well as financial forecasts and other information on Chesapeake provided by management; and (7) the consideration to be paid as set forth in the Agreement in relation to, among other things, current and historical market prices of Chesapeake common stock. We have discussed with members of Chesapeake management the background to the Transaction, reasons and basis for the Transaction and the business and future prospects of Chesapeake. Finally, we have conducted such other studies, analyses and investigations, particularly of the banking industry, and considered such other information as we deemed appropriate.

        In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the information furnished to us by or on behalf of Chesapeake. We have not attempted independently to verify such information, nor have we made any independent appraisal of the assets of Chesapeake. We have taken into account our assessment of general economic, financial market and industry conditions as they exist and can be evaluated at the date hereof, as well as our experience in business valuation in general.

        On the basis of our analyses and review and in reliance on the accuracy and completeness of the information furnished to us and subject to the conditions noted above, it is our opinion that, as of the date hereof the consideration to be paid in the Transaction is fair, from a financial point of view, to the shareholders of Chesapeake Common Stock, including both those shareholders who will receive cash in the Transaction and those shareholders who will remain shareholders after the Transaction.

Very truly yours, SCOTT & STRINGFELLOW, INC.

Appendices

A. Overview of BB&T Corp. and
BB&T Capital Markets

B. Furnishings Industry Valuation Overview

Despite the current market environment, we believe the long term outlook for the
Furnishings Industry is positive. Those companies best prepared for the turnaround will prosper

We believe a number of trends support a positive long-term outlook in the Furnishings
Industry.  These trends can basically be broken down into three categories:

Furnishings Industry Valuation Overview

Macro Economic Trends Driving the Furnishings Industry

People

Homes

Wallets

Maturing “boomers” are entering

peak spending years

Inheritance-related assets being

transferred

Becoming more home oriented:

“Cocoonin” g effect of

recent world events

Technology enables work

from home

“Echo boom”:

Children of the “boomers”

just beginning to enter

college years (80 MM Gen.Y

vs. 44 MM Gen. X)

Next wave of household

formation

Home ownership rates at an all-

time high of 68%

New and existing home sales had

record-breaking years in 2001 and

2002 and have remained strong

year-to-date 2003

Homes continue to grow larger

and the “boomers’ are beginning

to purchase “trade up” houses as

well as vacation homes

Since 1990, number of people

owning vacation or recreational

property has increased 26%

Mixed signals as unemployment

is still up year-over-year, while

durable goods orders have decreased

recently following strong increases

over the first half of 2003

Durable goods orders fell 0.9% in

August 2003, following a strong

increase of 1.5% in July

U.S. unemployment rate of 6.1% is

down slightly from its recent high of

6.4% in June 2003, but remains

higher than 2002 levels

Consumer confidence has improved

since a low in March 2003, but

remains lower than 2002 at its

current level of 76.8

Furnishings Industry Valuation Overview

Ten-Year History of Furnishings Companies’ Public Equity Market Activity

Source: Bloomberg and Equidesk
(1)  Consists of BSET, FBN, LZB, FLXS, CRC, ROW, BSH, FCP, MLHR, HNI, KBALB, LEG, CFI, PIR, BBBY, BBA, HVT, and WSM

Mar. 2002 - July 2002:

Manufacturers                         1              $613 M

Retailers                                  6              $668 M

            Total:                           7          $1,281 M

Deals done by:                   Number       Amount

Feb. 1996 - July 1998:

Manufacturers                        13          $1,312 M

Retailers                                 13             $853 M

            Total:                         26          $2,165 M

Deals done by:                   Number       Amount

Feb. 1993 - Mar. 1994:

Manufacturers                        13             $586 M

Retailers                                 14          $1,031 M

            Total:                         27          $1,617 M

Deals done by:                   Number       Amount

Retailer Equity Offering

Manufacturer Equity Offering

Little Known Fact:
Representative Furnishings
Companies have
significantly outperformed
the broader market indices
over the last 10 years!

(1)

0%

50%

100%

150%

200%

250%

300%

350%

400%

450%

500%

1/93

9/93

6/94

2/95

11/95

7/96

4/97

12/97

9/98

6/99

2/00

11/00

7/01

4/02

1/03

9/03

0%

50%

100%

150%

200%

250%

300%

350%

400%

450%

500%

Russell 2000

Dow Jones

BBTCM Furnishings Index

(1) Represents 28 public companies and includes manufacturers (residential and contract), retailers and suppliers

BBTCM Furnishings Index Relative to Major Market Indices

S&P 500

BB&TCM Furniture Index (1)

Russell 2000

NASDAQ

180%

160%

140%

120%

100%

80%

180%

160%

140%

120%

100%

80%

Furnishings Industry Valuation Overview

Recent Stock Price Performance (As of October 8, 2003)

(as of 10/08/2003)                                          LTM          YTD

NASDAQ

67.7%

36.7%

Russell 2000

51.5%

31.4%

BB&TCM Furniture Index (1)

45.1%

26.0%

S&P 500

29.5%

13.7%

NM   NM    NM

Median =
8.1x

Furnishings Industry Valuation Overview

Selected Public Market Valuations

= Median Multiple of Furnishings Manufacturers

LTM EBITDA Multiples

0.0x

2.0x

4.0x

6.0x

8.0x

10.0x

12.0x

Note: 2000-2003 YTD deal multiples include multiples related to transactions for which values were  not publicly disclosed.

Furnishings Industry Valuation Overview

Comparable Transactions Analysis - Recent Acquisition Multiples

Median Comparable Acquisition Multiples for

1997 - 1999 vs. 2000 - 2003YTD Transactions

1.7x

8.2x

11.2x

13.0x

0.9x

1.3x

12.1x

8.5x

6.0x

0.6x

Sales

Book Value

EBITDA

EBIT

Net Income

1997-1999 Deals

2000-2003YTD Deals

C. BBTCM Furnishings & Consumer
Durables Group Overview